Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-267736

PROSPECTUS SUPPLEMENT
(To Prospectus dated October 20, 2022)

Joby Aviation, Inc.

43,985,681 Shares of Common Stock

We are offering 43,985,681 shares of common stock, par value $0.0001 per share, at an offering price of $4.10 per share directly to Investors pursuant to this prospectus supplement, the accompanying prospectus and a common stock purchase agreement.

Our common stock is listed on the New York Stock Exchange under the symbol “JOBY.” On May 3, 2023, the last reported sale price of our common stock on the New York Stock Exchange was $4.10 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE S-10 OF THIS PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

	PER SHARE	TOTAL
Offering price and proceeds, before expenses, to Joby Aviation, Inc.	$4.10	$180,341,292

We estimate the total expenses of this offering will be approximately $167,000.

Delivery of the shares of common stock is expected to be made on or about May 5, 2023.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 3, 2023.

 Prospectus Supplement

Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process.
We provide information to you about this offering of our securities in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.
We have not authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement titled “Where You Can Find More Information” and “Information Incorporated by Reference.”
We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
When we refer to “Joby,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean Joby Aviation, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of our securities.
“Joby,” “Joby Aviation,” the Joby logo and other trade names, trademarks or service marks of Joby are the property of Joby Aviation, Inc. This prospectus supplement also contains references to our trademarks and to trademarks belonging to other entities. Trade names, trademarks and service marks of other companies appearing in this prospectus supplement are the property of their respective holders. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Solely for convenience, the trade names and trademarks may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

MARKET, INDUSTRY AND OTHER DATA
This prospectus supplement, including the information incorporated by reference herein, contains industry and market data obtained from periodic industry publications, third-party surveys and studies, including from Morgan Stanley and government and industry sources. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe the industry and market data to be reliable as of the date of this prospectus supplement, this information could prove to be inaccurate. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. Each publication, study and report speaks as of its original publication date (and not as of the date of this prospectus supplement). Certain of these publications, studies and reports were published before the COVID-19 pandemic and therefore do not reflect any impact of COVID-19 on any specific market. In addition, we do not know all of the assumptions regarding general economic conditions or growth that were used in preparing the forecasts from the sources replied upon or cited herein.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein which are not historical facts are forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements include, without limitation, statements regarding the future financial position, business strategy and plans and objectives of management of Joby Aviation, Inc. (the “Company,” “Joby,” “we,” “us” or “our”). These statements constitute projections and forecasts and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus and the documents incorporated by reference herein, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
These forward-looking statements are based on information available as of the date such statements were made, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. While we believe these expectations, forecasts, assumptions and judgments are reasonable, our forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Our business, prospects, financial condition, operating results and the price of our common stock may be affected by a number of factors, whether currently known or unknown, including but not limited to those discussed in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we file after the date of this prospectus supplement, and all other information contained or incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Exchange Act and our other filings with the SEC. Any one or more of these factors could, directly or indirectly, cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
As a result of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY
This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our securities. Therefore, you should read the entire prospectus supplement, accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the information incorporated by reference herein and therein, before deciding to invest in our securities. Investors should carefully consider the information set forth under the section titled “Risk Factors” beginning on page S-10 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement, including our Annual Report on Form 10-K.
Our Company

Our mission is to help the world connect faster and more easily with the people and places that matter most by delivering a new form of clean, quiet aerial transportation. Building on recent advancements in energy storage, microelectronics, material science and software, we are developing an all-electric aircraft with zero operating emissions that will transport a pilot and four passengers at speeds of up to 200 mph, while also having the ability to take off and land vertically. In order to successfully bring our aircraft to market, we are focused on the following three goals: 1) achieving type certification of our aircraft, 2) scaling our manufacturing capabilities and 3) preparing for commercial operations.
We are working closely with the Federal Aviation Administration (“FAA”) to certify our aircraft for commercial operations. Joby was the first electric, vertical takeoff and landing (“eVTOL”) company to receive a signed, stage 4 G-1 certification basis and we have now effectively completed two of the five stages of type certification. Type certification has five stages: 1) Certification Basis - details air worthiness requirements, 2) Means of Compliance - details how to demonstrate compliance with safety rules, 3) Certification Plans - extrapolates which test are required for each system, 4) Testing & Analysis - detailed plans, documentation and completion of tests from stage 3 certification plans, and 5) Show & Verify - involves FAA review and verification of testing results. We plan to complete the entire certification process in time to begin commercial passenger operations in 2025. We have also begun working with regulators in the United Kingdom and Japan, leveraging our work with the FAA.
We intend to operate our aircraft on journeys of 5 to 150 miles, providing rapid and cost-effective connections between cities and their surrounding areas. Compared to traditional, ground-based infrastructure such as road and rail, aerial ridesharing networks can be set up rapidly, and at significantly lower cost, enabling us to provide a sustainable solution to today’s dual challenges of congestion and climate change. We have completed more than 1,000 test flights with our prototype aircraft, demonstrating the range, acoustic profile, speed and altitude capabilities of the aircraft.
In 2022, we completed the construction of our pilot production lines in San Carlos and Marina, CA, and we began manufacturing our production prototype aircraft. The 130,000 square foot facility in Marina was designed with support from our partners at Toyota, and will be used to validate and certify our manufacturing processes. This approach enables us to prove-out scalable technologies before making the sizable investments required for higher-volume production.
Our preparations for commercialization include forming sector-leading partnerships with partners like Uber and Delta Air Lines, both of whom have invested in Joby, as well as global partners like SK Telecom in South Korea and ANA Airlines in Japan. We have also established relationships with infrastructure providers such as Macquarie, Skyports, Reef and Related.
Successfully operating a commercial service also requires a Part 135 operating license, which we received in 2022, demonstrating the advancement of our procedures and training program and importantly, enabling our team to begin exercising the operations and customer technology platforms that will underpin multi-modal ridesharing service in future.

By combining the freedom of air travel with the efficiency of our aircraft, we expect to deliver journeys that are up to 5 times faster than driving, and it is our goal to steadily drive down end-user pricing in the years following commercial launch to make the service widely accessible.
Our aircraft has been specifically designed to achieve a considerably lower noise footprint than that of today’s conventional aircraft or helicopters. It is quiet at takeoff and near silent when flying overhead, which we anticipate will allow us to operate from new skyport locations nearer to where people live and work, in addition to utilizing the more than 5,000 heliport and airport infrastructure facilities already in existence in the U.S. alone.
We do not currently intend to sell these aircraft to independent third parties or individual consumers. Instead, we plan to manufacture, own and operate our aircraft ourselves, building a vertically integrated transportation company that will deliver transportation services to our customers, including the U.S. Air Force through contracted operations, and to individual end-users through a convenient app-based aerial ridesharing service. Our goal is to begin initial service operations with the Department of Defense in 2024, followed by commercial passenger operations in 2025. We believe this business model will generate the greatest economic returns, while providing us with end-to-end control over the customer experience to optimize for customer safety, comfort and value. There may be circumstances in which it is either required (for example, due to operating restrictions on foreign ownership in other countries) or otherwise desirable to sell aircraft in the future. While we do not expect this would change our core focus on building a vertically integrated transportation company, we may choose to sell aircraft in circumstances where we believe there is a compelling reason to do so.
The emerging Urban Air Mobility (“UAM”) sector’s annual total addressable market is projected to reach $1 trillion globally by 2040 according to Morgan Stanley’s 2021 eVTOL/Urban Air Mobility TAM Update, growing to $9 trillion in 2050 as adoption and uses cases expand.
By leveraging our vertically integrated business model, technological differentiation and best-in-class strategic relationships, we believe we have an historic opportunity to define a new market for sustainable daily mobility, enabling people to rethink the way they move in and around metropolitan areas and the rural communities around them.
Innovation and new technology present opportunities to rethink aircraft design. At Joby, we reviewed the components currently available in the marketplace and opted to work with leading partners on certain building blocks for our design while leveraging in-house expertise on batteries, software, mechanics and more to create custom components. Our commitment to vertical integration and in-house development has allowed us to optimize systems and components across the aircraft, resulting in better energy efficiency, range, and speed than what would otherwise be available using commercial-off-the-shelf components.
Our principal executive office is located at 333 Encinal Street, Santa Cruz, CA 95060. Our telephone number is (831) 201-6700. Our website address is www.jobyaviation.com. The U.S. Securities and Exchange Commission (“SEC”) maintains a website at www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We also make available, free of charge, all of our SEC filings on our website at ir.jobyaviation.com as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. The information contained on any of the websites referenced in this prospectus supplement are not part of or incorporated by reference into this or any other report we file with or furnish to the SEC.

Recent Developments
The following are our unaudited condensed consolidated financial statements for the quarter ended March 31, 2023:

JOBY AVIATION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited (in thousands, except share and per share data)
	Three Months Ended March 31,
	2023	2022
Operating expenses:
Research and development	$75,518	$72,071
Selling, general and administrative	24,198	22,272
Total operating expenses	99,716	94,343
Loss from operations	(99,716)	(94,343)
Interest and other income, net	8,400	757
Income from equity method investment	—	14,458
Gain (loss) from change in fair value of warrants and earnout shares	(22,043)	16,814
Total other income (loss), net	(13,643)	32,029
Loss before income taxes	(113,359)	(62,314)
Income tax expense	34	5
Net loss	$(113,393)	$(62,319)
Net loss per share, basic and diluted	$(0.19)	$(0.11)
Weighted-average common shares outstanding, basic and diluted	605,184,671	579,090,606

JOBY AVIATION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited (In thousands)
	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$49,795	$146,101
Short-term investments	927,980	910,692
Total cash, cash equivalents and short-term investments	977,775	1,056,793
Restricted cash	2,235	3,204
Other receivables	10,912	4,021
Prepaid expenses and other current assets	22,218	20,160
Total current assets	1,013,140	1,084,178
Property and equipment, net	93,032	92,103
Operating lease right-of-use assets	24,023	25,149
Restricted cash	762	762
Intangible assets	11,085	12,581
Goodwill	14,011	14,011
Other non-current assets	62,674	64,200
Total assets	$1,218,727	$1,292,984
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,927	$7,710
Operating lease liabilities, current portion	3,546	3,710
Accrued and other current liabilities	22,844	18,783
Total current liabilities	30,317	30,203
Operating lease liabilities, net of current portion	22,684	23,613
Warrant liability	37,814	28,783
Earnout shares liability	57,094	44,055
Other non-current liabilities	1,323	1,589
Total liabilities	149,232	128,243
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	61	61
Additional paid-in capital	1,923,054	1,908,179
Accumulated deficit	(848,046)	(734,653)
Accumulated other comprehensive loss	(5,574)	(8,846)
Total stockholders’ equity	1,069,495	1,164,741
Total liabilities and stockholders’ equity	$1,218,727	$1,292,984

JOBY AVIATION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited (in thousands)
	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net loss	$(113,393)	$(62,319)
Reconciliation of net loss to net cash used in operating activities:
Depreciation and amortization expense	7,067	5,212
Stock-based compensation expense	17,258	19,429
Loss (Gain) from change in the fair value of warrants and earnout shares	22,070	(16,814)
Income from equity method investment	—	(14,458)
Net accretion and amortization of investments in marketable debt securities	(3,670)	774
Changes in operating assets and liabilities
Other receivables and prepaid expenses and other current assets	(8,517)	418
Other non-current assets	2,629	9,332
Accounts payable and accrued and other liabilities	(1,083)	(3,000)
Non-current liabilities	(929)	—
Net cash used in operating activities	(78,568)	(61,426)
Cash flows from investing activities
Purchase of marketable securities	(126,445)	(571,890)
Proceeds from sales and maturities of marketable securities	116,072	108,056
Purchases of property and equipment	(8,756)	(10,833)
Acquisitions, net of cash	—	(1,465)
Net cash used in investing activities	(19,129)	(476,132)
Cash flows from financing activities
Proceeds from issuance of common stock in private placement	50	—
Proceeds from the exercise of stock options	612	342
Repayments of tenant improvement loan and obligations under finance and capital lease	(240)	(262)
Net cash provided by financing activities	422	80
Net change in cash, cash equivalents and restricted cash	(97,275)	(537,478)
Cash, cash equivalents and restricted cash, at the beginning of the year	150,067	956,325
Cash, cash equivalents and restricted cash, at the end of the year	$52,792	$418,847
Reconciliation of cash, cash equivalents and restricted cash to balance sheets
Cash and cash equivalents	$49,795	$417,116
Restricted cash	2,997	1,731
Cash, cash equivalents and restricted cash	$52,792	$418,847
The condensed consolidated financial statements are unaudited and have been prepared by management in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and include all adjustments necessary for the fair presentation of our financial position as of March 31, 2023 and December 31, 2022, results of operations for the three months ended March 31, 2023 and 2022 and cash flows for the three months ended March 31, 2023 and 2022. You should note that additional information on a number of matters will be included in our Quarterly Report on Form 10-Q, such as footnote disclosures associated with our financial results for the quarter ended March 31, 2023.

THE OFFERING

The following summary contains basic information about the offering and is not intended to be complete. It does not contain all the information that is important to you. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision.

Common stock offered by us	43,985,681 shares of our common stock.

Common stock to be outstanding immediately after this offering	673,508,286 shares.

Use of proceeds
We estimate that the net proceeds to us from this offering will be approximately $180.2 million, after deducting estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities, to fund our certification and manufacturing efforts, prepare for commercial operations, and for general working capital and other general corporate purposes. See “Use of Proceeds” on page S-26 of this prospectus supplement.

Risk factors	You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.

New York Stock Exchange symbol and trading	Our common stock is traded on the New York Stock Exchange under the symbol “JOBY.” See “Description of Securities Offered” on page S-29 of this prospectus supplement.
The number of shares of common stock to be outstanding immediately after this offering is based on 629,522,605 shares of common stock outstanding as of March 31, 2023. This number excludes, as of March 31, 2023:
•15,887,146 shares of our common stock issuable upon the exercise of outstanding stock options as of March 31, 2023, with a weighted-average exercise price of $0.69 per share;
•23,855,690 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2023;
•93,412,921 shares of our common stock reserved for future issuance under our 2021 Incentive Award Plan as of March 31, 2023, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under this plan; and
•12,787,444 shares of our common stock reserved for future issuance under our Employee Stock Purchase Plan as of March 31, 2023, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under this plan.
•41,616,666 shares of our common stock issuable upon the exercise of outstanding warrants as of March 31, 2023.
Unless otherwise indicated, all information in this prospectus supplement assumes no exercise or settlement, as applicable, of the outstanding options, restricted stock units and warrants described above.

RISK FACTORS
You should carefully consider the risks described below in addition to the remainder of this prospectus supplement and the accompanying prospectus and the factors discussed in our public filings with the SEC, including the information provided under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent periodic filings with the SEC, before making an investment decision. The risks and uncertainties described below and incorporated by reference into this prospectus supplement are not the only ones related to our business, our common stock or the offering. Additional risks and uncertainties that we are unaware of, that were not presently known to us or that we currently believe are immaterial may also become important factors that materially and adversely affect our business. If any of the following risks actually occurs, our business operations, financial conditions, results of operations and prospects could be materially and adversely affected. The market price of our common stock could decline due to the materialization of any of these or other risks, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

Market & Service
The market for UAM has not been established with precision, is still emerging and may not achieve the growth potential we expect or may grow more slowly than expected.
The UAM market is still emerging and has not been established with precision. It is uncertain to what extent market acceptance will grow, if at all. This market is new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, new aircraft and changing consumer demands and behaviors. We intend to initially launch operations in a limited number of metropolitan areas. The success of these markets and the opportunity for future growth in these markets may not be representative of the potential market for UAM in other metropolitan areas. Our success will depend to a substantial extent on regulatory approval and availability of eVTOL technology, as well as the willingness of commuters and travelers to widely adopt air mobility as an alternative to ground transportation. If the public does not perceive UAM as beneficial, or chooses not to adopt UAM then the market for our offerings may not develop, may develop more slowly than we expect or may not achieve the growth potential we expect. As a result, the number of potential passengers using our services cannot be predicted with any degree of certainty, and we cannot assure you that we will be able to operate in a profitable manner in any of our targeted markets. Any of the foregoing could materially adversely affect our business, financial condition and results of operations.
There may be reluctance by consumers to adopt this new form of mobility, or unwillingness to pay our projected prices.
Our growth is highly dependent upon consumer adoption of an entirely new form of mobility offered by eVTOL aircraft and the UAM market. If consumers do not adopt this new form of mobility or are not willing to pay the prices we project for our services, our business may never materialize.
Our success in a given market will depend on our ability to develop a service network that provides passengers significant time savings when compared with alternative modes of transportation and accurately assess and predicts passenger demand and price sensitivity, which may fluctuate based on a variety of factors, including general economic conditions, quality of service, negative publicity, safety incidents, perceived political or geopolitical affiliations, or general dissatisfaction with our services. If we fail to attract passengers, deliver sufficient value to our passengers, or accurately predict demand and price sensitivity, it would harm our financial performance and our competitors’ products may achieve greater market adoption and may grow at a faster rate than our service.
We may not be able to launch our aerial ridesharing service beginning in 2025, as currently projected.
We will need to address significant regulatory, political, operational, logistical, and other challenges in order to launch our aerial ridesharing service. We do not currently have infrastructure in place to operate the service and such infrastructure may not be available or may be occupied on an exclusive basis by competitors. We also have not yet received FAA certification of our aircraft or other required airspace or operational authority and approvals, which are essential to operate our service, and for aircraft production and operation.
Our pre-certification operations may also reveal issues with our aircraft, which could result in certification delays. For example, in February 2022, one of our remotely piloted, experimental prototype aircraft was involved in an accident during flight testing. We are jointly investigating the accident with the FAA and National Transportation Safety Board (“NTSB”). At this time, we do not expect the accident to have a significant impact on our business operations or certification timing. Any delay in the financing, design, manufacture and commercial release of our aircraft, which are often experienced by aircraft manufacturers, could materially damage our brand, business, prospects, financial condition and operating results. If we are not able to overcome these challenges, our business, prospects, operating results and financial condition will be negatively impacted and our ability to grow our business will be harmed.
We may be unable to effectively build a customer-facing business or app.
We have not yet developed the application through which users will book trips. We may experience difficulty in developing the applications necessary to operate the business, including the customer-facing application. The software underlying the application will be complex and may contain undetected errors or vulnerabilities, some of which may only be discovered after the code has been released. The third-party software that we incorporate into our platform may also be subject to errors or vulnerabilities. Any errors or vulnerabilities, whether in our proprietary code or any third-party software on which we rely, could result in negative publicity, a loss of users or revenue, access or other performance issues, security incidents, or other liabilities. Such vulnerabilities could also prevent passengers from booking flights, which would adversely affect our passenger utilization rates, or disrupt communications within the Company (e.g., flight schedules or passenger manifests), which could affect our performance. We may need to expend significant financial and development resources to address any errors or vulnerabilities. Any failure to timely and effectively resolve any such errors or vulnerabilities could adversely affect our business, financial condition and results of operations as well as negatively impact our reputation or brand.
We may be unable to reduce end-user pricing at rates sufficient to drive expected growth for our service.
We may not be able to reduce end-user pricing over time to increase demand, address new market segments and develop a significantly broader customer base. We expect that our initial end-user pricing may be most attractive to relatively affluent consumers, and we will need to address new markets and expand our customer base in order to further grow our business. In particular, we intend for our aerial ridesharing service to be economically accessible to a broad segment of the population and appeal to the customers of ground-based ridesharing services, taxis, and other methods of transportation.
Reducing end-user pricing is dependent on accurately estimating the unit economics of our aircraft and the corresponding service. Our estimates rely, in part, on future technology advancements, such as aerial and ground-based autonomy. If our estimates are inaccurate regarding factors such as production volumes, utilization rates, demand elasticity, operating conditions, deployment volumes, production costs, indirect cost of goods sold, landing fees, charging fees, electricity availability and/or other operating expenses, or if technology such as aerial and ground-based autonomy fails to develop, mature or be commercially available within the periods we expect, we may be unable to offer our service at pricing that is sufficiently compelling to bring about the local network effects that we are predicting and may have an adverse impact on our business, financial condition and results of operations.
Our competitors may commercialize their technology before us, or we may not be able to fully capture the first mover advantage that we anticipate.
While we believe we are well positioned to be first to market with an eVTOL piloted aerial ridesharing service, we expect this industry to be increasingly competitive and our competitors could get to market before or at the same time as us, either generally or in specific markets. Even if we are first to market, we may not fully realize the benefits we anticipate, and we may not receive any competitive advantage or may be overcome by other competitors. If new or existing companies launch competing solutions in the markets in which we intend to operate and obtain large scale capital investment, we may face increased competition. Additionally, our competitors may benefit from our efforts in developing consumer and community acceptance for eVTOL aircraft and aerial ridesharing, making it easier for them to obtain the permits and authorizations required to operate an aerial ridesharing service.
Many of our current and potential competitors are larger and have substantially greater resources than we have and expect to have in the future, which may allow them to devote greater resources to the development, certification and marketing of their products and services or to offer lower prices. Our competitors may also establish strategic relationships amongst themselves or with third parties that may further enhance their resources and offerings. Some have more experience in the aerospace industry than we have, and foreign competitors could benefit from subsidies or other protective measures offered by their home countries. If our competitors commercialize their technology before us, or if we do not capture the first mover advantage that we anticipate, it may harm our business, financial condition, operating results and prospects.
We may be unable to make our service sufficiently convenient to drive customer adoption.
Our service will depend, in part, on third-party ground operators to take customers from their origin to their departure skyport and from their arrival skyport to their ultimate destination. While we expect to be able to integrate these third-party ground operators into our service, we cannot guarantee that we will be able to do so effectively, at prices that are favorable to us, or at all. We do not intend to own or operate the ground portion of our multimodal service. Our business and our brand will be affiliated with these third-party ground operators, and we may experience harm to our reputation if they suffer from financial instability, poor service, negative publicity, accidents, or safety incidents which could have an adverse impact on our business, financial condition and results of operations.
Our reputation may be harmed by the broader industry, and customers may not differentiate our services from our competitors.
Passengers and other stakeholders may not differentiate between us and the broader aviation industry or, more specifically, the UAM service industry. If other participants in this market have problems such as safety, technology development, engagement with certification authorities or other regulators, community engagement, security, data privacy, flight delays, or customer service, such problems could impact the public perception of the entire industry, including our business. We may fail to adequately differentiate our brand, our services and our aircraft from others in the market which could impact our ability to attract passengers or engage with other key stakeholders and have an adverse impact on our business, financial condition and results of operations.
Our prospects may be adversely affected by changes in consumer preferences, discretionary spending and other economic conditions that affect demand for our services, including changes resulting from the COVID-19 pandemic.
Our business is primarily concentrated on UAM services, which we expect may be vulnerable to changes in consumer preferences, discretionary spending and other market changes. The global economy has in the past, and will in the future, experience periods of economic instability, inflation and recession, including the ongoing effects financial impact of the global COVID-19 pandemic. During such periods, our passengers may reduce overall spending on discretionary purchases. Such changes could result in reduced consumer demand for our services, which could adversely impact our business, financial condition and results of operations.
If we are unable to obtain and maintain adequate facilities and infrastructure, including access to key infrastructure such as airports, we may be unable to offer our service in a way that is useful to passengers.
To operate and expand our proposed aerial ridesharing service, we must secure or otherwise develop adequate landing and maintenance infrastructure in desirable locations in metropolitan areas for our aircraft. We may not be able to ensure that our plans for new service can be implemented in a commercially viable manner given infrastructure constraints, including those imposed by inadequate facilities at desirable locations and increasingly congested airports and heliports. Access to these facilities may be prohibitively expensive, unavailable, or may be inconsistent with our projections. Additionally, we may not be able to obtain necessary permits and approvals and to make necessary infrastructure changes to enable adoption of our aircraft, such as installation of charging equipment.
There is also a complex patchwork of federal, regional and municipal regulatory considerations applicable to assets management and property development in general, and aviation assets and infrastructure in particular. Applicable regulations can vary widely by locality. Local community groups, some of which may be opposed to property development in general, and new aviation infrastructure in particular, can impact the application of these regulations or the development of new regulations. If we are unable to acquire or maintain space for passenger terminal or maintenance operations in desirable locations, this could prevent our service from being practical for our customers and have a material adverse effect on our business, results of operations and financial condition.
Our aircraft utilization may be lower than expected due to weather and other factors.
Our aircraft may not be able to fly safely in poor weather conditions, including snowstorms, thunderstorms, high winds, lightning, hail, known icing conditions and/or fog. Our inability to operate in these conditions will reduce our aircraft utilization and cause delays and disruptions in our services. We intend to maintain a high daily aircraft utilization rate, which is the amount of time our aircraft spend in the air carrying passengers. This is achieved, in part, by reducing turnaround times at skyports. Aircraft utilization is reduced by delays and cancellations from various factors, many of which are beyond our control, including adverse weather conditions, security requirements, air traffic congestion and unscheduled maintenance events. The success of our business is dependent, in part, on the utilization rate of our aircraft, and reductions in utilization will adversely impact our financial performance, cause passenger dissatisfaction and may have an adverse impact on our business, financial condition and results of operations.

Aircraft and Production
Our aircraft may fail to achieve performance expectations.
Our aircraft may fail to achieve our performance expectations. For example, our aircraft may have a higher noise profile, carry a lower payload or have shorter maximum range than we estimate. Our aircraft also use a substantial amount of software code to operate. Software products are inherently complex and often contain defects and errors when first introduced. We may incur significant costs to address any performance issues, or if not detected or addressed, such issues could negatively impact our business, financial condition, operating results and prospects.
While we have performed extensive testing, in some instances we are still relying on projections and models to validate the expected performance of our aircraft. To date, we have been unable to validate the performance of our aircraft over the expected lifetime of the aircraft.
We expect to introduce new and additional features and capabilities to the aircraft and our service over time. For example, we may initially operate under VFR only, and then add the ability to operate under IFR pursuant to block upgrade to the aircraft. We may be unable to develop or certify these upgrades in a timely manner or at all which may have an adverse impact on our business, financial condition and results of operations.
We may not be able to produce aircraft in the volumes and on the timelines we project.
There are significant challenges associated with producing aircraft in the volumes that we are projecting. Our manufacturing facility and processes remain in the prototype stage. The aerospace industry has traditionally been characterized by significant barriers to entry, including large capital requirements, investment costs of designing and manufacturing aircraft, long lead times to bring aircraft to market, the need for specialized design and development expertise, extensive regulatory requirements, the challenge of establishing a brand name and image and the need to establish maintenance and service locations. As a manufacturer of electric aircraft, we face a variety of added barriers to entry including additional costs of developing and producing an electric powertrain, regulations associated with the transport of lithium-ion batteries and unproven customer demand for a fully electric aerial mobility service. Additionally, we are developing production lines for components and at volumes for which there is little precedent within the traditional aerospace industry.

We have not yet constructed a high-volume production facility in which to manufacture and assemble our aircraft. Final designs for the build out of the planned manufacturing facility are still in process, and various aspects of the component procurement and manufacturing plans have not yet been determined. We are currently evaluating, qualifying and selecting our suppliers for the planned production aircraft, and we have engaged suppliers for certain necessary components. However, we may not be able to engage suppliers for the remaining components in a timely manner, at an acceptable price, in the necessary quantities or at all.
We will need to do extensive testing to ensure that the aircraft is in compliance with all applicable regulations prior to beginning mass production. In addition to certification of the aircraft, we will be required to obtain approval from the FAA to manufacture completed aircraft pursuant to an FAA-approved type design (e.g., type certificate). Production approval involves initial FAA manufacturing approval and extensive ongoing oversight of mass-produced aircraft. If we are unable to obtain production approval for the aircraft, or the FAA imposes unanticipated restrictions as a condition of approval, our projected costs of production could increase substantially.
The timing of our production ramp is dependent upon finalizing certain aspects of the design, engineering, component procurement, testing, build out, and manufacturing plans in a timely manner and upon our ability to execute these plans within the current timeline. It also depends on being able to obtain timely Production Certification from the FAA and sufficient staffing to support production objectives. We intend to fund the build out of our manufacturing facility using existing cash and future financing opportunities. If we are unable to obtain the funds required on the timeline that we anticipate, our plans for building our manufacturing plants could be delayed. If any of the foregoing risks occurs, it could adversely affect our business, financial condition, operating results and prospects.
Crashes, accidents or incidents of eVTOL aircraft or involving lithium-ion batteries involving us or our competitors could have a material adverse effect on our business, financial condition, and results of operations.
Test flying prototype aircraft is inherently risky, and crashes, accidents or incidents involving our aircraft are possible. In February 2022, one our remotely piloted, experimental prototype aircraft was involved in an accident during flight testing. We are jointly investigating the accident with the FAA and NTSB. At this time, we do not expect the accident to have a significant impact on our business operations or certification timing. This, or any other such occurrence may negatively impact our development, testing and certification efforts, and could result in re-design, certification delay and/or postponements or delays to our commercial service launch.
The operation of aircraft is subject to various risks, and we expect demand for our aerial ridesharing services to be impacted by accidents or other safety issues regardless of whether such accidents or issues involve our aircraft. Such accidents or incidents could also have a material impact on our ability to obtain FAA certification for our aircraft, or to obtain such certification in a timely manner. Such events could impact confidence in a particular aircraft type or the air transportation services industry as a whole, particularly if such accidents or disasters were due to a safety issue. We believe that regulators and the general public are still forming their opinions about the safety and utility of aircraft that are highly reliant on lithium-ion batteries and advanced flight control software capabilities and that operate in and around urban areas. An accident or incident involving either our aircraft or a competitor’s aircraft while these opinions are being formed could have a disproportionate impact on the longer-term view of the emerging UAM market.
We are at risk of adverse publicity stemming from any public incident involving our company, our people, our brand or other companies in our industry. Such an incident could involve the actual or alleged behavior of any of our employees or third-party contractors. Further, if our personnel, our aircraft, or other types of aircraft are involved in a public incident, accident, cyberattack or regulatory enforcement action, we could be exposed to significant reputational harm and potential legal liability. The insurance we carry may be inapplicable or inadequate to cover any such matter. If our insurance is inapplicable or inadequate, we may be forced to bear substantial losses. In addition, any such incident could create an adverse public perception, which could harm our reputation, and result in passengers being reluctant to use our services, which could adversely impact our business, results of operations, financial conditions and prospects.

We will initially rely on a single type of aircraft to support our commercial UAM business, which makes us vulnerable to design defects or mechanical problems.
Our service will initially rely on a single aircraft type. Our dependence on our aircraft makes us particularly vulnerable to any design defects, performance shortfalls or mechanical problems associated with our aircraft or its component parts. Any actual or perceived safety issues may result in significant reputational harm to our businesses, in addition to legal liability, increased maintenance, safety infrastructure and other costs. Such issues could result in delaying or cancelling planned flights, increased regulation, grounding of aircraft or other systemic consequences, which could have a material adverse impact on our business, financial condition, operating results and prospects.
We depend on suppliers and service partners for raw materials, parts and components.
Despite our high degree of vertical integration, we still rely on purchased parts and materials for aircraft production and manufacturing equipment which we source from suppliers globally, some of whom are currently single source suppliers. Many of the components used in our aircraft must be custom made for us. This exposes us to multiple potential sources of production constraints, disruption, delivery failure, or component shortages. While we believe that we may be able to establish alternate supply relationships and can obtain replacement components, we may be unable to do so in the short term, or at all, at prices that are favorable to us. While we have not experienced material supply chain disruptions to date, we may in the future, which could cause delays in our production process for both prototype and commercial production aircraft. Furthermore, if we experience significant increased demand, or need to replace our existing suppliers, there can be no assurance that additional supplies will be available when required on terms that are acceptable to us, or at all. The disruption in the supply of components from suppliers could lead to delays in aircraft production, which could adversely affect our business, financial condition, operating results and prospects.
Our aircraft may require maintenance at frequencies or at costs which are unexpected.
Our aircraft are highly technical products that require maintenance and support. We are still developing our understanding of the long-term maintenance profile of the aircraft. If useful lifetimes are shorter than expected this may lead to greater maintenance costs than we anticipate. If our aircraft and related equipment require maintenance more frequently than we plan for or at costs that exceed our estimates, that would disrupt the operation of our service and result in higher operating cost, which could have a material adverse effect on our business, financial condition and results of operations.

Regulatory & Airspace
We may be unable to obtain relevant regulatory approvals for the commercialization of our aircraft or operation of our mobility service.
The commercialization of new aircraft and the operation of an aerial mobility service requires certain regulatory authorizations and certifications, including Type Certification and an air carrier certificate issued by the FAA under Part 119 with Part 135 operations specifications. While we have received our Part 135 Air Carrier Certificate and anticipate being able to obtain the remaining required authorizations and certifications, we may be unable to do so on the timeline we project or at all. If we fail to obtain any of the required authorizations or certificates, or do so in a timely manner, or any of these authorizations or certificates are modified, suspended or revoked after we obtain them, we may be unable to launch our commercial service or do so on the timelines we project and may have an adverse impact on our business, financial condition and results of operations.
Regulatory authorities may disagree with our view that integrating our service into the National Airspace System is possible without changes to existing regulations and procedures.
There are a number of existing laws, regulations and standards that apply to our aircraft and our service, including standards that were not originally intended to apply to electric aircraft. While our aircraft and our service are designed, at launch, to operate within the existing U.S. regulatory framework, the FAA or other regulatory authorities within the markets in which we intend to operate may disagree with this view, which may prohibit, restrict, or delay our ability to launch in the relevant market. Regulatory authorities have in the past and may in the future introduce changes specifically to address electric aircraft or high-volume flights that could delay our ability to launch our service and have an adverse impact on our business, financial condition and results of operations.
If current airspace regulations are not modified to increase air traffic capacity, our business could be subject to considerable capacity limitations.
A failure to increase air traffic capacity in the airspace serving key markets, including around major airports, could create capacity limitations for our future operations and could have a material adverse effect on our business. Weaknesses in the National Airspace System and the Air Traffic Control (“ATC”) system, such as outdated procedures and technologies, could result in capacity constraints during peak travel periods or adverse weather conditions, resulting in delays and disruptions to our service. While our aircraft is designed to operate in the National Airspace System under existing rules, our business at scale will likely require airspace allocation for UAM operations and could result in regulatory changes. Our inability to obtain sufficient access to the National Airspace System or to comply with any regulatory changes could increase our costs and pricing of our services, which could reduce demand and have an adverse impact on our business, financial condition and results of operations.
Changes in government regulation could increase our operating costs.
Aerospace manufacturers and aircraft operators are subject to extensive regulatory and legal requirements that involve significant compliance costs. In May 2022, the FAA decided to certify eVTOLs under the “powered lift” classification, rather than existing Part 23 requirements for Normal Category Airplanes. The DOT and the FAA could issue additional regulations relating to the operation of our aircraft or further revise existing requirements that could require significant expenditures, resulting in increased costs for us and our passengers. Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of our operations or reduce the demand for air travel. If adopted, these measures could have the effect of raising fares, reducing revenue and increasing costs, which could have an adverse impact on our business, financial condition and results of operations.
The DOT regulates the terms of sale of our air transportation services.
To sell air transportation services in the United States, we will need DOT authorization of the sale of any charter flights and by-the-seat ridesharing services. The DOT further prescribes standards for, among other things, advertising, ticket refunds, baggage liability, consumer disclosures, customer service commitments, customer complaints and the transportation of passengers with disabilities. In the future, the DOT may adopt additional regulations that increase the costs or otherwise adversely impact our business, financial condition and results of operations.
We may be subject to security regulation that will increase our costs.
The Transportation Security Administration (“TSA”) is responsible for certain civil aviation security matters, including the regulation of air carriers that operate under Part 135 of the Federal Aviation Regulations as well as passenger and baggage screening at U.S. airports. Because we are introducing an innovative service that operates from both airports and skyports, the security regulatory scheme that will apply is uncertain. If the TSA imposes burdensome security requirements on our services, it could reduce the convenience of our service for our customers, resulting in lower demand and higher cost and have an adverse impact on our business, financial condition and results of operations.
We are subject to stringent U.S. export and import control laws and regulations, which may change. We may be unable to comply with these laws and regulations or U.S. government licensing policies, or to secure required authorizations in a timely manner.
Our business is subject to stringent U.S. import and export control laws and regulations as well as economic sanctions laws and regulations. We are required to import and export our products, software, technology and services, and run our operations in the United States, in full compliance with such laws and regulations, which may include the Export Administration Regulations (“EAR”), the International Traffic in Arms Regulations (“ITAR”), and economic sanctions administered by the Treasury Department’s Office of Foreign Assets Control (“OFAC”).

Similar laws impact our business in other jurisdictions. These trade controls prohibit, restrict, or regulate our ability to, directly or indirectly, export or transfer certain hardware, technical data, technology, software, or services to certain countries and territories, entities, and individuals, and for certain end uses. If we are found to be in violation of these laws and regulations it could result in civil and criminal penalties, including the loss of export or import privileges, debarment and reputational harm. While none of our current technologies require us to maintain a registration under ITAR, we may become subject to ITAR in the future.
Pursuant to these trade control laws and regulations, we are required, among other things, to (i) determine the proper licensing jurisdiction and export classification of products, software and technology, and (ii) obtain licenses or other forms of authorization to conduct our business. These requirements include the need to get permission to release controlled technology to foreign person employees and other foreign persons. Changes in U.S. trade control laws and regulations, or reclassifications of our products or technologies, may restrict our operations. The inability to secure and maintain necessary licenses and other authorizations could negatively impact our ability to compete successfully or to operate our business as planned. Any changes in the export control regulations or U.S. licensing policy, such as those necessary to implement U.S. commitments to multilateral control regimes, may restrict our operations. Given the great discretion the government has in issuing or denying such authorizations, there can be no assurance we will be successful in our future efforts to secure and maintain necessary licenses, registrations, or other regulatory approvals which may have an adverse impact on our business, financial condition and results of operations.
We will be subject to rapidly changing and increasingly restrictive laws, regulations and other obligations relating to privacy, data protection, and data security, which may be costly and difficult to comply with.
We will be collecting, using, and disclosing personal information of passengers and others in the course of operating our business. These activities are or may become regulated by a variety of domestic and foreign laws and regulations relating to privacy, data protection, and data security, which are complex, rapidly evolving, and increasingly restrictive.
Several states, including California, have recently granted residents expanded rights related to their personal information, including the right to request deletion of their personal information and receive detailed reports of how their personal information is used and shared. Similar laws have been proposed in other states and at the federal level. Such laws could have potentially conflicting requirements that would make compliance challenging.
Despite our best efforts, we may not be successful in complying with the rapidly evolving privacy, data protection, and data security requirements. Any actual or perceived non-compliance could result in litigation and proceedings against us by governmental entities, passengers, or others, which could result in fines, civil or criminal penalties, limited ability or inability to operate our business, offer services, or market our platform in certain jurisdictions, negative publicity and harm to our brand and reputation, which could have a material adverse effect on our business, financial condition or results of operations.

U.S. Government Contracts and Pre-Certification Operations
The U.S. government may modify or terminate one or more of our existing contracts.
The U.S. government may modify or terminate its contracts with us, without prior notice and at its convenience. In addition, funding may be reduced or withheld as part of the U.S. Congressional appropriations process due to fiscal constraints, changing priorities or other reasons. Any loss or reduction of expected funding and/or modification or termination of one or more of our U.S. government contracts could have a material adverse effect on our access to government testing facilities and/or our ability to secure pre-certification operating experience and/or revenues, which could have an adverse impact on our business, financial condition and results of operations.
We may be unable to grow our relationship with the U.S. government and the Department of Defense, which will limit our ability to operate prior to receiving an FAA certification of airworthiness.
We are projecting that we will enter into additional contracts with the U.S. government which would enable us to operate our aircraft as a service provider for the Department of Defense or other U.S. government agencies both prior to receiving an airworthiness certificate from the FAA and after. Failure to obtain these contracts would limit our ability to gain operational learnings about our aircraft and secure meaningful revenue, which could have a material adverse effect on our business, financial condition and results of operations.
We conduct a portion of our business pursuant to U.S. government contracts, which are subject to unique risks.
Contracts with the U.S. government are subject to extensive regulations. New regulations, or changes to existing regulations, could result in increased compliance costs, and we could be subject to withheld payments and/or reduced future business if we fail to comply with new or existing requirements in the future. Compliance costs attributable to current or future regulations such as these could negatively impact our financial condition and operating results.
Contracts with the U.S. government are also subject to a variety of other requirements and risks including government reviews, audits, investigations, False Claims Act cases, suspension and debarment as well as other legal actions and proceedings that generally do not apply to purely commercial contracts. In addition, transactions involving government contractors may be subject to government review and approvals. Failure to comply with these requirements or secure necessary approvals could negatively impact our business, financial condition and operating results.

Risks Related to Our Finances and Operations
We have incurred significant losses since inception, we expect to incur losses in the future, and we may not be able to achieve or maintain profitability.
We have incurred significant losses since inception. We incurred net losses of $258.0 million, $180.3 million and $114.2 million for the years ended December 31, 2022, 2021 and 2020, respectively. We have not yet started commercial operations, and it is difficult for us to predict our future operating results. As a result, our losses may be larger than anticipated, and we may not achieve profitability when expected, or at all, and even if we do, we may not be able to maintain or increase profitability.
We expect our operating expenses to increase over the next several years as we move towards commercial launch, expand our manufacturing operations, increase our flight cadence, hire more employees and continue research and development efforts relating to new products and technologies. These efforts may be more costly than we expect and may not result in increased revenue or growth in our business. Any failure to generate revenue sufficient to keep pace with our investments and other expenses could prevent us from achieving or maintaining profitability or positive cash flow. Furthermore, if our future growth and operating performance fail to meet investor or analyst expectations, or if we have future negative cash flow or losses resulting from our investment in acquiring customers or expanding our operations, this could have a material adverse effect on our business, financial condition and results of operations.
We will need additional capital in the future, including to build high-volume manufacturing, a fleet of our aircrafts and to develop a skyport network to support a high-volume service.
Our proposed operations contemplate significant manufacturing capacity, aircraft fleet and infrastructure development, including additional skyports where our aircraft can land, both within the United States and internationally. Construction of manufacturing facilities, skyports or other operating facilities may require significant capital expenditures, and in the future we may be required to make similar expenditures to expand or improve our operations.
In addition, as our facilities and aircraft mature, our business will require capital expenditures for the maintenance, renovation and improvement of such locations to remain competitive and maintain the value of our brand. This creates an ongoing need for capital, and, to the extent we cannot fund capital expenditures from cash flows from operations, we will need to borrow or otherwise obtain funds.
Prior to the consummation of the Merger, we financed our operations and capital expenditures primarily through private financing rounds. In the future, we may need to raise capital through public or private financing or other arrangements. Such financing may not be available on acceptable terms, or at all, and our failure to raise capital when needed could harm our business. For example, the global COVID-19 health crisis and related financial impact resulted in, and may result in, significant disruption and volatility of global financial markets that could adversely impact our ability to access capital. In addition, increased interest rates in 2022 led to a widespread slowdown in investment and funding opportunities, especially for pre-revenue companies, that is expected to continue in the near-term.
We may sell equity securities or debt securities in one or more transactions at prices and in a manner that may materially dilute our current investors. Any debt financing, if available, may involve restrictive covenants that could reduce our operational flexibility or profitability. If we cannot raise funds on acceptable terms, we may not be able to grow our business or respond to competitive pressures which may have an adverse impact on our business, financial condition and results of operations.
We have broad discretion in how we use our assets, and we may not use them effectively.
Our management has broad discretion in the use of our assets, including capital raised. We may use capital for general corporate purposes, including working capital, operating expenses, and capital expenditures, and we may acquire complementary businesses, products, offerings, or technologies. We may also spend or invest in a way with which our stockholders disagree. If our management fails to use our capital effectively, our business could be seriously harmed.
Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.
As of December 31, 2022, Joby had approximately $516.2 million and $745.0 million of federal and state net operating loss carryforwards (“NOLs”) and $28.4 million and $26.1 million federal and state research and development tax credits. Under the Tax Cuts and Jobs Act, federal NOLs generated by the Company in tax years through December 31, 2017 may be carried forward for 20 years and may fully offset taxable income in the year utilized and federal NOLs generated by the Company in tax years beginning after December 31, 2017 may be carried forward indefinitely but may only be used to offset 80% of our taxable income annually. Under Sections 382 and 383 of the Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change federal NOLs and other tax attributes (such as research and development tax credits) to offset its post-change income and taxes may be limited. In general, an “ownership change” occurs if there is a greater than 50 percentage point change (by value) in a corporation’s equity ownership by certain stockholders over a rolling three-year period. We may have experienced ownership changes in the past and may experience ownership changes in the future as a result of subsequent shifts in our stock ownership (some of which shifts are outside our control). As a result, our ability to use our pre-change federal NOLs and other tax attributes to offset future taxable income and taxes could be subject to limitations. Similar provisions of state tax law may also apply. For these reasons, even if we achieve profitability, we may be unable to use a material portion of our NOLs and other tax attributes which may have an adverse impact on our business, financial condition and results of operations.
We have identified a material weakness in our internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal control, which may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations.
As a public company, we are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for each Annual Report on Form 10-K to be filed with the SEC. This assessment needs to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. Additionally, our independent registered public accounting firm is required to attest to the effectiveness of our internal control over financial reporting. An adverse report may be issued in the event our auditor is not satisfied with the level at which our controls are documented, designed, or operating.
We are continuing to improve our internal control over financial reporting. In connection with the audit of our consolidated financial statements as of and for the years ended December 31, 2019 and 2020, we identified a material weakness in our internal control over financial reporting. While significant progress has been made to improve our internal control over financial reporting, not all aspects of our past material weakness have been sufficiently remediated. The remaining aspect of the material weakness relates to the lack of a sufficient accounting resources with deep technical accounting knowledge to identify and resolve complex accounting issues in a timely manner. Remediation of the material weakness will require further validation and testing of the operating effectiveness of internal controls over a sustained period of financial reporting cycles. Our failure to implement and maintain effective internal control over financial reporting could result in errors in our financial statements that may lead to a restatement of our financial statements or cause us to fail to meet our reporting obligations.
In addition, our internal control over financial reporting will not prevent or detect all errors and fraud. Because of the inherent limitations in all control systems, no evaluation can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.
In order to maintain and improve the effectiveness of our internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight. If any of these new or improved controls and systems, or the existing systems and third-party software applications that we rely on for financial reporting, do not perform as expected, we may experience further deficiencies in our controls and we may not be able to meet our financial reporting obligations.
If there are material weaknesses or failures in our ability to meet any of the requirements related to the maintenance and reporting of our internal control, investors may lose confidence in the accuracy and completeness of our financial reports and that could cause the price of our common stock to decline. In addition, we could become subject to investigations by the SEC, the New York Stock Exchange (“NYSE”) or other regulatory authorities, which could require additional management attention and which could adversely affect our business.
We may be unable to protect our intellectual property rights from unauthorized use by third parties.
Our success depends, in part, on our ability to protect our proprietary intellectual property rights, including technologies deployed in our current or future aircraft or utilized in arranging air transportation. To date, we have relied primarily on patents and trade secrets to protect our proprietary technology. Our software is also subject to certain protection under copyright law, though we have chosen not to register any of our copyrights to date. We routinely enter into non-disclosure agreements with our employees, consultants, third parties and others and take other measures to protect our intellectual property rights, such as limiting access to our trade secrets and other confidential information. We intend to continue to rely on these and other means, including patent protection, in the future. However, the steps we take to protect our intellectual property may be inadequate, and unauthorized parties may attempt to copy aspects of our intellectual property or obtain and use information that we regard as proprietary. If successful, these attempts may harm our ability to compete, accelerate the development of our competitors’ programs, and/or harm our competitive position in the market. Moreover, our non-disclosure agreements do not prevent our competitors from independently developing technologies that are substantially equivalent or superior to ours. Our competitors or third parties may not comply with the terms of these agreements, and we may not be able to successfully enforce such agreements or obtain sufficient remedies if they are breached. In addition, we accept government funding for the development of some intellectual property which may result in the government obtaining some rights in our intellectual property. The intellectual property rights we own or license may not provide competitive advantages and could be challenged or circumvented by our competitors.
Further, obtaining and maintaining patent, copyright, and trademark protection can be costly. We may choose not to, or may fail to, pursue or maintain such forms of protection for our technology in the United States or foreign jurisdictions, which could harm our ability to maintain our competitive advantage in such jurisdictions. It is also possible that we will fail to identify patentable aspects of our technology before it is too late to obtain patent protection, that we will be unable to devote the resources to file and prosecute all patent applications for such technology, or that we will lose protection for failing to comply with all procedural, documentary, payment, and other obligations during the patent prosecution process. The laws of some countries do not protect proprietary rights to the same extent as the laws of the United States, and mechanisms for enforcement of intellectual property rights in some foreign countries may be inadequate to prevent other parties from infringing our proprietary technology. We may also fail to detect unauthorized use of our intellectual property, or be required to expend significant resources to monitor and protect our intellectual property rights, including engaging in litigation, which may be costly, time-consuming, and divert the attention of management and resources, and may not ultimately be successful. If we fail to meaningfully establish, maintain, protect and enforce our intellectual property rights, our business, financial condition and results of operations could be adversely affected.

If conflicts arise between us and our strategic partners, our business could be adversely affected, or these parties may act in a manner adverse to us.
If conflicts arise between our collaborators or strategic partners and us, the other party may act in a manner adverse to us which could limit our ability to implement our strategies. Our collaborators or strategic partners may develop, either alone or with others, products in related fields that are competitive with our products. Specifically, conflicts with Toyota Motor Corporation may adversely impact our ability to manufacture aircraft or scale production, while conflicts with Uber Technologies, Inc. and Delta Air Lines may adversely impact our ability to successfully launch and maintain our consumer-facing UAM services. Conflicts with foreign partners may adversely impact our ability to scale operations outside the U.S. effectively. If such conflicts arise it may adversely affect our business, financial condition and results of operations.
We may in the future invest significant resources in developing new offerings and exploring the application of our proprietary technologies for other uses and those opportunities may never materialize.
While our primary focus is on the design, manufacture and operation of our eVTOL aircraft and the related aerial mobility service, we may invest significant resources in developing new technologies, services, products and offerings. However, we may not realize the expected benefits of these investments.
Such research and development initiatives may also have a high degree of risk and involve unproven business strategies and technologies with which we have limited operating or development experience. They may involve claims and liabilities, expenses, regulatory challenges and other risks that we may not be able to anticipate. We may not be able to predict whether consumer demand for such initiatives will exist or be sustained at the levels that we anticipate, or whether any of these initiatives will generate sufficient revenue to offset any expenses or liabilities associated with these investments. Any such research and development efforts could distract management from current operations and would divert capital and other resources from our more established technologies. Even if we are successful in developing new products, services, offerings or technologies, regulatory authorities may subject us to new rules or restrictions in response to our innovations that may increase our expenses or prevent us from successfully commercializing new products, services, offerings or technologies and have an adverse impact on our business, financial condition and results of operations.
Any material disruption in our information systems could adversely affect our business.
Our systems, or those of third-parties upon which we rely, may experience service interruptions, outages, or degradation because of hardware and software defects or malfunctions, human error or intentional bad acts by third parties or our employees, contractors, or service providers, natural disasters, power losses, disruptions in telecommunications services, fraud, military or political conflicts, terrorist attacks, cyberattacks or other events. Our insurance may not be sufficient, and we may not have sufficient remedies available to us from our third-party service providers, to cover all of our losses that may result from such issues which may have an adverse impact on our business, financial condition and results of operations.
If we or our third-party service providers experience a security breach, or if unauthorized parties otherwise obtain access to our customers’ data, our reputation may be harmed, demand for services may be reduced, and we may incur significant liabilities.
We rely on information technology networks and systems to operate and manage our business and store our confidential and proprietary information. Our services will also involve the storage, processing and transmission of our customers’ data, including personal and financial information. We also engage and plan to engage third-party service providers to store and process this data. While we believe we and our service providers take reasonable steps to secure these networks and systems, our information technology infrastructure may be vulnerable to computer viruses or physical or electronic intrusions that our security measures may not detect. Any such security incident, including those resulting from cybersecurity attacks, phishing attacks, unauthorized access or usage, virus or similar breach or disruption could result in the loss, destruction, alteration or disclosure of this data, which could damage our reputation and lead to litigation, regulatory investigations, or other liabilities. These attacks may come from individual hackers, corporations, criminal groups, and state-sponsored organizations. Even the perception of inadequate security may damage our reputation and negatively impact our ability to win new customers and retain existing customers. Further, we could be required to expend significant capital and other resources to address any data security incident or breach, which may not be fully covered by our insurance or at all, and which may involve payments for investigations, forensic analyses, legal advice, public relations advice, system repair or replacement, or other services. Any actual or alleged security breaches or alleged violations of federal, state, or foreign laws or regulations relating to privacy and data security could result in mandated user notifications, litigation, government investigations, significant fines, and expenditures; divert management’s attention from operations; deter customers from using our services; damage our brand and reputation; force us to cease operations for some length of time; and materially adversely affect our business, results of operations, and financial condition.
Techniques used to sabotage or obtain unauthorized access to systems or networks are constantly evolving and, in some instances, are not identified until after they have been launched against a target. We and our service providers may be unable to anticipate these techniques, react in a timely manner, or implement adequate preventative and mitigating measures. If we are unable to efficiently and effectively maintain and upgrade our system safeguards, we may incur unexpected costs and certain of our systems may become more vulnerable to unauthorized access or disruption.
Our intended initial operations are concentrated in a small number of metropolitan areas and airports which makes our business particularly susceptible to natural disasters, outbreaks and pandemics, growth constraints, economic, social, weather, and regulatory conditions or other circumstances affecting these metropolitan areas.
We intend to initially service larger metropolitan areas that will be the source of the majority of our revenue. As a result, our business and financial results are particularly susceptible to natural disasters, outbreaks and pandemics, growth constraints, economic, social, weather, and regulatory conditions or other circumstances applicable to these metropolitan areas. Because we will initially have a limited number of locations, a significant interruption or disruption in service at an individual skyport or metropolitan area where we have a significant volume of flights could have a severe impact on our business, results of operations and financial condition.
Our concentration in large metropolitan areas and heavily trafficked airports also makes our business susceptible to an outbreak of a contagious disease, such as COVID-19, both due to the high volume of travelers flying into and out of such airports and the ease at which contagious diseases can spread through densely populated areas.
Disruption of operations at skyports, whether caused by labor relations, utility or communications issues, power outages, or changes in federal, state and local regulatory requirements could harm our business. Certain airports may regulate our flight operations, including limiting the number of landings per year, banning our operations or introducing new permitting requirements, which could significantly disrupt our operations. In addition, demand for our advanced air mobility services could be impacted if drop-offs or pick-ups of passengers become inconvenient because of airport rules or regulations, or more expensive because of airport-imposed fees, which would adversely affect our business, financial condition and operating results.
We currently have subsidiaries located outside of the United States and plans for international operations in the future, which could subject us to political, operational and regulatory challenges.
While we plan to initially launch our business in the U.S. markets, we have established relationships with subsidiaries, suppliers and potential partners in select international markets. In addition, we currently have subsidiaries engaged in limited test manufacturing, R&D and other activities in foreign countries. International operations are subject to a number of risks, including regulations that may differ from or be more stringent than analogous U.S. regulations, local political or economic instability, cross-border political tensions, challenges in effectively managing employees in foreign jurisdictions, including local labor laws that may be stricter or more costly to comply with than in the U.S., and exposure to potential liabilities under anti-corruption or anti-bribery laws, including the U.S. Foreign Corrupt Practices Act, the UK Bribery Act and similar laws and regulations. If any of these risks materialize it could adversely impact our business, financial condition and results of operations.
We are subject to risks arising from natural disasters and severe weather conditions and risks associated with climate change, including the potential increased impacts of severe weather events on our operations and infrastructure.

Natural disasters, including wildfires, tornados, hurricanes, floods and earthquakes, and severe weather conditions, may damage our manufacturing plants, facilities or aircraft or disrupt our operating routes. Our Bonny Doon facilities, in particular, are located in an area that is at high risk due to wildfire. Our Bonny Doon facilities are also subject to a risk of closure due to zoning and permitting issues. Destruction or our inability to use any of our facilities for a prolonged period of time could materially impact our ability to meet our projected timelines.
The potential effects of climate change, such as increased frequency and severity of storms, floods, fires, sea-level rise and other climate-related events, could affect our operations, infrastructure and financial results. We could incur significant costs to improve the climate resiliency of our infrastructure and otherwise prepare for, respond to, and mitigate such effects. We cannot accurately predict the materiality of any potential losses or costs associated with the effects of climate change.
We are subject to many hazards and operational risks that can disrupt our business, including interruptions or disruptions in service at our facilities, for which we may not be able to secure adequate insurance policies, or secure insurance policies at reasonable prices.
Our operations are subject to many hazards and operational risks, including general business risks, product liability and damage to third parties, our infrastructure or properties that may be caused by natural disasters, power losses, telecommunications failures, terrorist attacks (including hijacking, use of the aircraft as a weapon, or use of the aircraft to disperse a chemical or biological agent), security related incidents or human errors. Additionally, our manufacturing operations are hazardous at times and may expose us to safety risks, including environmental risks and health and safety hazards to our employees or third parties.
We maintain general liability insurance, aviation flight testing insurance, aircraft liability coverage, directors and officers (“D&O”) insurance, and other insurance policies and we believe our level of coverage is customary in the industry and adequate to protect against claims. However, there can be no assurance that our insurance will be sufficient to cover all potential claims or that present levels of coverage will be available in the future at reasonable cost or at all. Further, we expect our insurance needs and costs to increase as we build production facilities, manufacture aircraft, establish commercial operations, add routes, increase flight and passenger volumes and expand into new markets. It is too early to determine what impact, if any, the commercial operation of eVTOLs will have on our insurance costs which may have an adverse impact on our business, financial condition and result of operations.
We are dependent on our senior management team and other highly skilled personnel, including pilots and mechanics, and we may not be successful in attracting or retaining these personnel.
Our success depends, in significant part, on the continued services of our senior management team and on our ability to attract, motivate, develop and retain a sufficient number of other highly skilled personnel. While our efforts to hire key personnel have generally been successful overall, hiring in the areas of software development and verification has progressed more slowly than initially expected, due to high levels of competition in the markets in which we operate.
In addition, there is a shortage of pilots that is expected to exacerbate over time as more pilots in the industry approach mandatory retirement age. Trained and qualified aircraft mechanics are also in short supply. Our service is dependent on recruiting and retaining qualified pilots and mechanics, either or both of which may be difficult due to the corresponding personnel shortages. We compete against airlines and other air mobility and transportation services for pilots and other skilled labor, some of which will offer wages or benefit packages exceeding ours.
The loss of any of the members of our senior management team or other highly skilled personnel, or our inability to hire, train, and retain qualified pilots and mechanics could harm our business and prevent us from implementing our growth plans.
Our business may be adversely affected by union activities.
Although none of our employees are currently represented by a labor union, it is common throughout the aerospace and airline industries for employees to belong to a union, which can result in higher employee costs and an increased risk of work stoppages. As we expand our business our employees could join or form a labor union and we could be required to become a union signatory. We are also directly or indirectly dependent upon companies with unionized work forces, such as parts suppliers, and work stoppages or strikes organized by such unions could delay the manufacture of our aircraft or disrupt our operations, which could have a material adverse impact on our business, financial condition or operating results.

Additional Risks Related to Ownership of Our Common Stock
The price of our common stock has been and may continue to be volatile.
The price of our common stock has been volatile and will likely continue to fluctuate due to a variety of factors. The stock market in general, and the market for pre-revenue technology companies in particular, has had and may continue to have significant price and volume fluctuations. The market for our common stock may continue to be influenced by events or occurrences including: changes to the regulations that impact our business or adverse decisions by regulators; our ability to develop the market we expect for UAM services, whether due to competition, market acceptance, performance, pricing or other factors; manufacturing and operational challenges; our failure to meet financial projections or manage our cash; actions by shareholders, including the sale of a large volume of shares or campaigns by activist investors or short-sellers; actions taken by our competitors; and public perception of our business and our industry as a whole.
These factors, along with the occurrence of any of the risk factors described in our Annual Report on Form 10-K, many of which are not within our control, could cause the price of our common stock to decline materially, regardless of our operating performance.
We do not intend to pay cash dividends for the foreseeable future.
We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Any future decision to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects and such other factors.
If analysts do not publish research about our business or if they publish inaccurate or unfavorable research, our stock price and trading volume could decline.
The market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us, our business, our market and our competitors. If one or more of the analysts who cover us downgrade our common stock, provide more favorable recommendations about our competitors or publish inaccurate or unfavorable research about our business, the price of our common stock would likely decline. If few analysts cover us, or if analysts who cover us cease coverage or fail to publish regular reports, demand for our common stock could decrease and our common stock price and trading volume may decline.
We may be subject to securities litigation, activist investors and short-selling campaigns, which are expensive and could divert management attention.
The market price of our common stock has been and may continue to be volatile. Companies that have experienced volatility in the market price of their stock have, in the past, been subject to securities class action litigation, activist investor campaigns and short-selling. We may be the target of these types of activities in the future, any for which could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm our business.
Future resales of common stock may cause the market price of our securities to drop significantly.
Certain Joby stockholders are contractually restricted from selling or transferring shares of common stock (the “Lock-up Shares”) for an agreed-upon period of time. For example, certain significant stockholders have agreed to a five-year lockup, with 20% of the Lock-up Shares being released on each anniversary of the closing of the Merger, subject to provisions that allow for early release of the initial 20% tranche if stock price targets are met prior to the first anniversary, and a complete release of the Lock-Up Shares if the Company undergoes a change of control (the “Major Company Equityholders Lock-Up Agreement”). Under the Sponsor Agreement (the “Sponsor Agreement”), by and among the Company, Reinvent Sponsor, LLC (“Sponsor”) and RTP, the Sponsor’s Lock-up Shares are

subject to the same releases agreed to in the Major Company Equityholders’ Lock-Up Agreement in addition to vesting conditions. Following the expiration of each lockup tranche, the applicable stockholders will no longer be restricted from selling shares of our common stock held by them, other than by applicable securities laws. As such, sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell their shares, could reduce the market price of our common stock. As of February 15, 2023, there were approximately 303,187,149 shares subject to the Major Company Equityholders Lock-Up Agreement. As restrictions on resale end, the sale or possibility of sale of these shares could have the effect of increasing the volatility in our share price or the market price of our common stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

Risks Relating to This Offering
Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.
Our management will have broad discretion over the use of proceeds from this offering. We currently intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities, to fund our certification and manufacturing efforts, prepare for commercial operations, and for working capital and other general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we expect to in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.
The sale of our common stock in this offering and any future sales of our common stock, or the perception that such sales could occur, may depress our stock price and our ability to raise funds in new stock offerings.
We may from time to time issue additional shares of common stock at a discount from the current trading price of our common stock. As a result, our stockholders would experience immediate dilution upon the purchase of any shares of our common stock sold at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or common stock. Sales of shares of our common stock in this offering and in the public market following this offering, or the perception that such sales could occur, may lower the market price of our common stock and may make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering will be approximately $180.2 million, after deducting estimated offering expenses payable by us.
We currently intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities to fund our certification and manufacturing efforts, prepare for commercial operations, and for general working capital and other general corporate purposes.
The amounts and timing of our actual expenditures will depend on numerous factors, including our progress against certification and manufacturing milestones, the speed at which we grow our workforce, the timing of capital expenditures related to our planned manufacturing facility, and potential offsets to such spending from government grants and other incentives for which we may qualify, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.
Pending the uses described above, we plan to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share after this offering. Our net tangible book value as of March 31, 2023 was approximately $985 million, or approximately $1.56 per share of common stock. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of common stock immediately after the closing of this offering.

After giving effect to the sale of the shares of common stock at an offering price of $4.10 per share, after deducting estimated offering expenses payable by us, our net tangible book value as of March 31, 2023 would have been approximately $1,165 million, or $1.73 per share of common stock. This represents an immediate increase in net tangible book value of $0.17 per share to existing stockholders and an immediate dilution of $2.37 per share to new investors purchasing shares of common stock in this offering at the offering price.

The following table illustrates this dilution on a per share basis:

Offering price per share		$4.10
Net tangible book value per share as of March 31, 2023	$1.56
Increase per share attributable to this offering	$0.17
As adjusted net tangible book value per share after this offering		1.73
Dilution per share to new investors		$2.37

The calculations above are based on 629,522,605 shares of common stock outstanding as of March 31, 2023. This number excludes, as of March 31, 2023:
•15,887,146 shares of our common stock issuable upon the exercise of outstanding stock options as of March 31, 2023, with a weighted-average exercise price of $0.69 per share;
•23,855,690 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2023;
•93,412,921 shares of our common stock reserved for future issuance under our 2021 Incentive Award Plan as of March 31, 2023, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under this plan; and
•12,787,444 shares of our common stock reserved for future issuance under our Employee Stock Purchase Plan as of March 31, 2023, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under this plan.
•41,616,666 shares of our common stock issuable upon the exercise of outstanding warrants as of March 31, 2023.

DIVIDEND POLICY

We have never declared or paid, and do not anticipate declaring or paying in the foreseeable future, any cash dividends on our capital stock. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors, subject to applicable laws and will depend on then existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors our board of directors may deem relevant.

DESCRIPTION OF SECURITIES OFFERED

We are offering 43,985,681 shares of our common stock to the Investors.
Common Stock
The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described in the section entitled “Description of Securities” beginning on page 11 of the accompanying prospectus and the “Description of Registrant’s Securities” included as Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 1, 2023.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.
This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
•U.S. expatriates and former citizens or long-term residents of the United States;
•persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•banks, insurance companies and other financial institutions;
•brokers, dealers or traders in securities;
•“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;
•partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•tax-exempt organizations or governmental organizations;
•persons deemed to sell our common stock under the constructive sale provisions of the Code;
•persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•tax-qualified retirement plans; and
•“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.
If an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner or beneficial owner in the partnership or other pass-through entity will depend on the status of the partner or beneficial owner, the activities of the partnership or other pass-through entity and certain determinations made at the partner or beneficial owner level. Accordingly, partnerships and other pass‑through entities holding our common stock and the partners or beneficial owners in such partnerships or other pass-through entities should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “United States person” nor an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes. A United States person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•an individual who is a citizen or resident of the United States;
•a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust that (1) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more United States persons, or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.
Distributions
As described in the section above entitled “Dividend Policy,” we have never declared or paid, and do not anticipate declaring or paying in the foreseeable future, any cash dividends on our common stock. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”
Subject to the discussion below regarding effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non‑U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable tax treaties.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Sale or Other Taxable Disposition
Subject to the discussion below regarding backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of our common stock unless:
•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);
•the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•our common stock constitutes a U.S. real property interest (a “USRPI”) by reason of our status as a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-USRPIs and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.
Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our common stock will not be subject to backup withholding, provided the Non-U.S. Holder certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or, subject to the proposed Treasury Regulations discussed below, gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our common stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

PLAN OF DISTRIBUTION
We are selling 43,985,681 shares of our common stock under this prospectus supplement directly to Investors at a price of $4.10 per share.

We currently anticipate that the closing of the sale of the 43,985,681 shares of our common stock under this prospectus supplement will take place on or about May 5, 2023. On the closing date, we will issue the shares of common stock to the Investors and we will receive funds in the amount of the aggregate purchase price.

We have entered into a common stock purchase agreement dated as of May 3, 2023, with Investors relating to the sale of our common stock offered under this prospectus supplement.

The transfer agent for our common stock is Continental Stock Transfer & Trust Company. Our common stock is traded on the New York Stock Exchange under the symbol “JOBY.”

We are not offering shares of our common stock under this prospectus supplement through a placement agent, underwriter or securities broker or dealer. However, we may offer and sell pursuant to one or more additional prospectus supplements, from time to time, shares of our common stock for an aggregate offering price not to exceed $1,000,000,000, less the amount of shares offered pursuant to this prospectus supplement, in one or more underwritten or other public offerings and at prices and on terms that we determine at the time of such offering.

LEGAL MATTERS
The validity of the issuance of the securities offered in this prospectus supplement will be passed upon for us by Latham & Watkins LLP, San Francisco, California.

EXPERTS
The financial statements of Joby Aviation, Inc. as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this prospectus, and the effectiveness of Joby Aviation, Inc’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which express an unqualified opinion on the financial statements and an adverse opinion on the effectiveness of Joby Aviation, Inc’s internal control over financial reporting. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 (File No. 333- 267736) under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement and the accompanying prospectus, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document.
We file reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is http://www.sec.gov.
Information about us is also available at our website at http://www.jobyaviation.com. Information contained on, or accessible through, our website shall not be deemed incorporated into and is not a part of this prospectus supplement or the registration statement of which it forms a part. We have included our website in this prospectus supplement solely as an inactive textual reference.

INFORMATION INCORPORATED BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 1, 2023;
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2023;
•our Current Reports on Form 8-K (other than information furnished rather than filed), filed with the SEC on March 3, 2023 and March 24, 2023; and
•the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A12B, filed on September 9, 2020, including any amendment or reports filed for the purposes of updating this description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:
Joby Aviation, Inc.
333 Encinal Ave.
Santa Cruz, California 95060
(831) 201-6700
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

PROSPECTUS

Joby Aviation, Inc.
$1,000,000,000

Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Units
Subscription Rights

We may offer and sell up to $1,000,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 11 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common stock is listed on the New York Stock Exchange under the symbol “JOBY.” On October 3, 2022, the last reported sale price of our common stock on the New York Stock Exchange was $4.29 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus Any representation to the contrary is a criminal offense.
The date of this prospectus is October 20, 2022.

SELECTED DEFINITIONS
Unless otherwise stated in this prospectus or the context otherwise requires, references to:
•“Business Combination” are to the Domestication together with the Merger;
•“Bylaws” are to the Amended and Restarted Bylaws of Joby Aviation, Inc.;
•“Closing” are to be the closing of the Business Combination on August 10. 2021;
•“Company,” “Joby Aviation,” “Joby,” “we,” “us” and “our” are to Joby Aviation, Inc.;
•“Deloitte” are to Deloitte & Touche LLP;
•“DGCL” are to the General Corporation Law of the State of Delaware;
•“Domestication” are to the domestication of Reinvent Technology Partners as a corporation incorporated in the State of Delaware;
•“eVTOL” are to electric vertical takeoff and landing;
•“Exchange Act” are to the Securities Exchange Act of 1934, as amended;
•“FAA” are to the Federal Aviation Administration;
•“Foreign Stock Record” are to the separate stock record maintained for registered Joby Aviation common stock owned and/or controlled by individuals or entities known to the Company to be Non-Citizens;
•“initial public offering” are to RTP’s initial public offering that was consummated on September 21, 2020;
•“IPO registration statement” are to the Registration Statement on Form S-1 (333-248497) filed by RTP in connection with its initial public offering, which became effective on September 16, 2020;
•“Joby Aviation common stock” are to shares of Joby Aviation common stock, par value $0.0001 per share;
•“Legacy Joby” are to Joby Aero, Inc.;
•“Merger” are to the merger of Merger Sub with and into Legacy Joby, with Legacy Joby surviving the merger as a wholly owned subsidiary of Joby Aviation;
•“Merger Sub” are to RTP Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of RTP;
•“NYSE” are to the New York Stock Exchange;
•“ordinary shares” are to the RTP Class A ordinary shares and the RTP Class B ordinary shares, collectively;
•“Organizational Documents” are to the Certificate of Incorporation and the Bylaws;
•“Part 135” are to 14 Code of Federal Regulations 135;
•“Private Placement Warrants” are to private placement warrants issued to RTP;

•“Public Warrants” are to the redeemable warrants (including those that underlie the units) that were offered and sold by RTP in its initial public offering and registered pursuant to the IPO registration statement or the redeemable warrants of Joby Aviation issued as a matter of law upon the conversion thereof at the time of the Domestication, as context requires;
•“Registration Statement” are to the registration statement of which this prospectus forms a part.
•“RSUs” are to restricted stock units;
•“RTP” are to Reinvent Technology Partners;
•“RTP Class A ordinary shares” are to RTP’s Class A ordinary shares, par value $0.0001 per share;
•“RTP Class B ordinary shares” are to RTP’s Class B ordinary shares, par value $0.0001 per share;
•“SEC” are to the United States Securities and Exchange Commission;
•“Securities Act” are to the Securities Act of 1933, as amended;
•“Sponsor” are to Reinvent Sponsor LLC, a Cayman Islands limited liability company;
•“Sponsor Agreement” are to that certain Sponsor Agreement, dated as of February 23, 2021, by and among the Sponsor, RTP and Joby, as amended and modified from time to time;
•“UAM” are to Urban Air Mobility;
•“warrants” are to the Public Warrants and the private placement warrants.
Additionally, unless the context otherwise requires, references in this prospectus to the “Company,” “we,” “us” or “our” refer to the business of Joby, which became the business of Joby Aviation and its subsidiaries following the Closing.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $1,000,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Joby,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Joby Aviation, Inc. unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Statements contained in this prospectus and the documents incorporated by reference herein which are not historical facts are forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements include, without limitation, statements regarding the future financial position, business strategy and plans and objectives of management of Joby Aviation, Inc. (the “Company,” “Joby,” “we,” “us” or “our”). These statements constitute projections and forecasts and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus and the documents incorporated by reference herein, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
These forward-looking statements are based on information available as of the date such statements were made, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. While we believe these expectations, forecasts, assumptions and judgments are reasonable, our forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Our business, prospects, financial condition, operating results and the price of our common stock may be affected by a number of factors, whether currently known or unknown, including but not limited to those discussed in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and our other filings with the SEC. Any one or more of these factors could, directly or indirectly, cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
As a result of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION;
INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is www.jobyaviation.com. The information on our web site, however, is not, and should not be deemed to be, a part of, this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 28, 2022.
•The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2022.
•Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, filed with the SEC on May 13, 2022 and August 12, 2022, respectively.
•Our Current Reports on Form 8-K filed with the SEC on January 12, 2022, May 26, 2022, June 14, 2022, and July 5, 2022.
•The description of our shares of Common Stock contained in our Registration Statement on Form 8-A12B, filed with the SEC on September 15, 2020, as well as any additional amendments or reports filed for the purpose of updating such description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Joby Aviation, Inc.
2155 Delaware Avenue, Suite #225
Santa Cruz, California 95060
(831) 201-6700
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

JOBY AVIATION, INC.
Our vision is to save a billion people an hour every day by delivering a new form of clean and quiet aerial transportation. Building on recent advancements in energy storage, microelectronics and software, we’re developing an all-electric aircraft that will transport a pilot and four passengers at speeds of up to 200 mph, while also having the ability to take off and land vertically. We have been working towards this vision for 10 years, including significant prototyping and development. This is not an easy journey. The journey to create a new industry and transform the way people travel will be filled with unexpected challenges. At this time, we are testing prototype aircraft and refining designs to meet the demanding standards that we have set out to deliver. We are also embarking on aircraft certification and developing production processes to adhere to the guidelines of the FAA. While we have agreed with the FAA on the basis for our type certification through the G-1 issue paper, we still are in the process of testing and refining our designs to achieve our FAA type and production certifications that will be required to commercialize operations. Successfully operating a commercial service will also require having a Part 135 operating license, which we obtained in May 2022. We are also developing, testing and refining our processes for each step of component and aircraft production to support scaling effectively to supply required aircraft for service.
We intend to operate our aircraft on journeys of 5 to 150 miles, providing rapid and cost-effective connections between cities and their surrounding areas. Compared to traditional ground-based infrastructure such as road and rail, aerial ridesharing networks can be set up rapidly, and at a significantly lower cost, enabling us to provide a sustainable solution to today’s dual challenges of congestion and climate change.
By combining the freedom of straight-line air travel with the efficiency of our aircraft, we expect to deliver journeys that are up to 5 times faster than driving, and it is our goal to steadily drive down end-user pricing in the years following commercial launch to make the services widely accessible.
Our aircraft has been specifically designed to achieve a considerably lower noise footprint than that of today’s conventional aircraft. It is quiet at takeoff and near silent when flying overhead, which we anticipate will allow us to operate from new skyport locations nearer to where people live and work, in addition to utilizing the more than 5,000 heliport and airport infrastructure assets already in existence in the U.S. alone.
To date, we have completed more than 1,000 test flights and believe we are the first eVTOL developer to have agreed to a signed, stage 4 G-1 certification basis from the FAA. We believe we are well positioned to be the first eVTOL manufacturer to earn airworthiness certification from the FAA.
We do not intend to sell these aircraft to independent third parties or individual consumers. Instead, we plan to manufacture, own and operate our aircraft, building a vertically integrated transportation company that will deliver transportation services to our customers, including the U.S. Air Force through contracted operations, and to individual end users through a convenient app-based aerial ridesharing platform, with a goal to begin service in 2024. We believe this business model will generate the greatest economic returns, while providing us with end-to-end control over the customer experience to optimize for customer safety, comfort and value.
The emerging UAM annual market value is projected to exceed $500 billion in the U.S. alone according to Booz Allen Hamilton’s 2018 Urban Air Mobility Market Study. By leveraging our vertically integrated business model, technological differentiation and best-in-class strategic relationships, we believe we have an historic opportunity to define a new market for sustainable daily mobility, enabling people to rethink the way they move in and around metropolitan areas and the rural communities that surround them.
We were incorporated under the name “Reinvent Technology Partners” on July 3, 2020 as a Cayman Islands exempted company for purposes of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On August 10, 2021, we domesticated into a Delaware corporation and changed our name to “Joby Aviation, Inc.” in connection with the Domestication.
Our principal executive office is located at 2155 Delaware Avenue, Suite #225, Santa Cruz, CA 95060, and our telephone number is (831) 201-6700.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Special Note Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.
DESCRIPTION OF SECURITIES
The following description of the terms of our capital stock and warrants is not complete and is qualified in its entirety by reference to our Certificate of Incorporation, our Bylaws and the warrant agreement, all of which are included as exhibits to our most recent Annual Report on Form 10-K.
Authorized Capitalization
General
The total amount of Joby Aviation’s authorized capital stock consists of 1,400,000,000 shares of our common stock, par value $0.0001 per share, and 100,000,000 shares of our preferred stock, par value $0.0001 per share.
The following summary describes all material provisions of our capital stock. We urge you to read our Certificate of Incorporation and our Bylaws.
Preferred Stock
Our board of directors has authority to issue shares of our preferred stock in one or more series, to fix for each such series such voting powers, designations, preferences, qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences for the issue of such series all to the fullest extent permitted by the DGCL. The issuance of our preferred stock could have the effect of decreasing the trading price of our common stock, restricting dividends on our capital stock, diluting the voting power of our common stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of Joby Aviation.
Common Stock
Our common stock is not entitled to preemptive or other similar subscription rights to purchase any of Joby Aviation’s securities. Our common stock is neither convertible nor redeemable. Unless our board of directors determines otherwise, we will issue all of our capital stock in uncertificated form.

Voting Rights
Each holder of our common stock is entitled to one vote per share on each matter submitted to a vote of stockholders, except as provided by our Certificate of Incorporation and outlined below. Our Bylaws provide that the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business. When a quorum is present, the affirmative vote of a majority of the votes cast is required to take action, unless otherwise specified by law, our Bylaws or our Certificate of Incorporation, and except for the election of directors, which is determined by a plurality vote. There are no cumulative voting rights. In addition, the affirmative vote of holders of 66 2/3% of the voting power of all of the then outstanding voting stock will be required to take certain actions, including amending certain provisions of our amended and restated certificate of incorporation, such as the provisions relating to amending our amended and restated bylaws, the classified board and director liability.
To comply with restrictions imposed by federal law on foreign ownership of U.S. air transportation operations, our Certificate of Incorporation and our Bylaws restrict voting of shares of our capital stock by non-U.S. citizens. The restrictions imposed by federal law currently require that no more than 25% of our voting stock be voted, directly or indirectly, by persons who are not U.S. citizens, and that our president and at least two-thirds of the members of our board of directors be U.S. citizens. Under our Organizational Documents, Joby Aviation or any designated transfer agent shall maintain a Foreign Stock Record for registered Joby Aviation common stock known to us to be owned and/or controlled by Non-Citizens. In the event that we determine that the Joby Aviation common stock registered on the Foreign Stock Record exceeds the Permitted Percentage, sufficient shares shall be removed from the Foreign Stock Record in reverse chronological order based upon the date of registration therein so that the number of shares entered does not exceed the Permitted Percentage; provided, that upon the vesting of any Sponsor Shares pursuant to the Sponsor Agreement, such Sponsor Shares held by the Sponsor shall be deemed registered on the Foreign Stock Record as of the date of the Merger and before the registration of any Joby Aviation capital stock held by any other Non-Citizen. If Non-Citizens at any time own and/or control in excess of the Permitted Percentage, the voting rights of the shares of Joby Aviation common stock in excess and not registered on the Foreign Stock Record will be automatically suspended until the earlier of (i) the transfer of such shares to a person or entity who is not a Non-Citizen or (ii) the registration of such shares on the Foreign Stock Record.
Dividend Rights
Each holder of shares of our capital stock is entitled to the payment of dividends and other distributions as may be declared by our board of directors from time to time out of our assets or funds legally available for dividends or other distributions. These rights are subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on our ability to declare and pay dividends.
Other Rights
Each holder of our common stock is subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that we may designate and issue in the future.
Liquidation Rights
If we are involved in voluntary or involuntary liquidation, dissolution or winding up of our affairs, or a similar event, each holder of our common stock will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of our preferred stock, if any, then outstanding.
Redeemable Warrants
Public Warrants
As of December 31, 2021, there were 17,250,000 Public Warrants outstanding. Each warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below. The warrants will expire August 10, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We are not obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the common stock issuable upon exercise of the warrants is then effective and a current prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available, including as a result of a notice of redemption described below under “Redemption of warrants when the price per share of common stock equals or exceeds $10.00”. No warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available.
In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.
We have agreed to maintain the effectiveness of a registration statement covering the issuance, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our shares of common stock are, at the time of any exercise of a warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to maintain in effect a registration statement, but will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” shall mean the volume weighted average price of the shares of common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Redemption of warrants when the price per share of common stock equals or exceeds $18.00. We may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):
•in whole and not in part;
•at a price of $0.01 per warrant;
•upon not less than 30 days’ written notice of redemption to each warrant holder; and
•if and only if, the last reported sale price of the shares of common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders (which we refer to as the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like)
We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the shares of common stock may fall below the $18.00 redemption trigger price (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
Redemption of warrants when the price per share of common stock equals or exceeds $10.00. We may redeem the outstanding warrants:

•in whole and not in part;
•at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of our shares of common stock except as otherwise described below;
•if, and only if, the Reference Value (as defined above under “Redemption of warrants when the price per share of common stock equals or exceeds $18.00”) equals or exceeds $10.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like); and
•if the Reference Value is less than $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.
The numbers in the table below represent the number of shares of common stock that a warrant holder will receive upon exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our shares of common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined based on volume weighted average price of our shares of common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.
The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted as set forth in the first three paragraphs under the heading “- Anti-dilution Adjustments” below. The adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.

Redemption Date	Fair Market Value of Common Stock
(period to expiration of warrants)	>10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	>18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	-	-	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our shares of common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our shares of common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of common stock for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of common stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of common stock.
This redemption feature differs from the typical warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the shares of common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the shares of common stock are trading at or above $10.00 per share, which may be at a time when the trading price of our shares of common stock is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “- Redemption of warrants when the price per share of common stock equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of RTP’s initial public offering. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.
As stated above, we can redeem the warrants when the shares of common stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the shares of common stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of common stock than they would have received if they had chosen to wait to exercise their warrants for shares of common stock if and when such shares of common stock were trading at a price higher than the exercise price of $11.50.
No fractional shares of common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of common stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of common stock pursuant to the warrant agreement, the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the shares of common stock, Joby Aviation (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.
Redemption procedures. A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of common stock issued and outstanding immediately after giving effect to such exercise.
Anti-dilution Adjustments. If the number of issued and outstanding shares of common stock is increased by a capitalization or share dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the issued and outstanding shares of common stock. A rights offering to holders of shares of common stock entitling holders to purchase shares of common stock at a price less than the “historical fair market value” (as defined below) will be deemed a capitalization of a number of shares of common stock equal to the product of (1)

the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of common stock) and (2) one minus the quotient of (x) the price per share of common stock paid in such rights offering and (y) the historical fair market value. For these purposes, (1) if the rights offering is for securities convertible into or exercisable for shares of common stock, in determining the price payable for shares of common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) “historical fair market value” means the volume weighted average price of shares of common stock during the 10 trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of shares of common stock on account of such shares of common stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of common stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.
If the number of issued and outstanding shares of common stock is decreased by a consolidation, combination, reverse share split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in issued and outstanding shares of common stock.
Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the issued and outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of our shares of common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event.
However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by Joby Aviation in connection with redemption rights held by shareholders of Joby Aviation as provided for in our amended and restated certificate of incorporation and bylaws) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of shares of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant.
The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then issued and outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.
The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
Private Placement Warrants
As of December 31, 2021, there were 11,533,333 private placement warrants outstanding. The private placement warrants (including the shares of common stock issuable upon exercise of the private placement warrants) will not be redeemable by us (except as described under “Description of Securities - Redeemable Warrants - Public Redeemable Warrants - Redemption of warrants when the price per share of common stock equals or exceeds $10.00”) so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis and have certain registration rights described herein. Otherwise, the private placement warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the public warrants.
Except as described under “Description of Securities - Redeemable Warrants - Public Redeemable Warrants - Redemption of warrants when the price per share of common stock equals or exceeds $10.00,” if holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “historical fair market value” (defined below) less the exercise price of the warrants by (y) the historical fair market value. For these purposes, the “historical fair market value” shall mean the average last reported sale price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
Anti-takeover Effects of the Certificate of Incorporation and the Bylaws
The Certificate of Incorporation and the Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of Joby Aviation. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Joby Aviation to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage mergers that some stockholders may favor.
Special Meetings of Stockholders
The Certificate of Incorporation provides that a special meeting of stockholders may be called by the (a) the Chairperson of our board of directors, (b) our board of directors, (c) our Chief Executive Officer or (d) our President, provided that such special meeting may be postponed, rescheduled or cancelled by our board of directors or other person calling the meeting.
Action by Written Consent
The Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the stockholders, and may not be taken by written consent in lieu of a meeting.
Requirements for Advance Notification of Stockholder Nominations and Proposals
The Bylaws provide for advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.
Classified Board of Directors
Our Certificate of Incorporation provides that our board of directors is divided into three classes, with the classes as nearly equal in number as possible and each class serving three-year staggered terms. The board of directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares our voting stock entitled to vote at an election of directors.
Delaware Anti-Takeover Statute
Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with such corporation for a period of three years from the time such person acquired 15% or more of such corporation’s voting stock, unless: (1) the board of directors of such corporation approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (2) the interested stockholder owns at least 85% of the outstanding voting stock of such corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (3) the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law. Under the Certificate of Incorporation, Joby Aviation opted out of Section 203 of the DGCL, but will provide other similar restrictions regarding takeovers by interested stockholders.
Limitations on Liability and Indemnification of Officers and Directors
The Certificate of Incorporation provides that we will indemnify our directors to the fullest extent authorized or permitted by applicable law. We expect to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the Bylaws, we are required to indemnify each of our directors and officers if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request as a director, officer, employee or agent for another entity. We must indemnify our officers and directors against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit or proceeding if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. The also require us to advance expenses

(including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding, provided that such person will repay any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.
Exclusive Jurisdiction of Certain Actions
The Certificate of Incorporation provides that: (i) unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof will, to the fullest extent permitted by law, be the sole and exclusive forum for: (A) any derivative action or proceeding brought on our behalf, (B) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or stockholders to us or to our stockholders, (C) any action arising pursuant to any provision of the DGCL, the Bylaws or Certificate of Incorporation (as either may be amended from time to time), or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (D) any action asserting a claim against us or any current or former director, officer or stockholder governed by the internal affairs doctrine; (ii) unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act; (iii) notwithstanding the foregoing, the forum selection provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction; and (iv) any person or entity purchasing or otherwise acquiring any interest in any security of Joby Aviation will be deemed to have notice of and consented to these provisions.
Although the Certificate of Incorporation contains the forum selection provisions described above, it is possible that a court could find that such provisions are inapplicable for a particular claim or action or that such provisions are unenforceable. For example, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such forum selection provisions as written in connection with claims arising under the Securities Act.
Transfer Agent and Warrant Agent
The transfer agent and warrant agent for our common stock and warrants, respectively, is Continental Stock Transfer & Trust Company. The transfer agent’s address is 1 State Street, 30th Floor, New York, New York, 10004-1561.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and Wilmington Trust, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “Joby,” “Joby Aviation,” “we,” “our” or “us” refer to Joby Aviation, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•the title and ranking of the debt securities (including the terms of any subordination provisions);
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•any limit on the aggregate principal amount of the debt securities;
•the date or dates on which the principal of the securities of the series is payable;
•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities;
•any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;
•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and
•whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the “Depositary”, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
•we are the surviving entity or the successor person (if other than Joby) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and
•immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:

•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•default in the payment of principal of any security of that series at its maturity;
•default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Joby and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Joby;
•any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has actual knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•to cure any ambiguity, defect or inconsistency;
•to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•to provide for uncertificated securities in addition to or in place of certificated securities;
•to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•to surrender any of our rights or powers under the indenture;
•to add covenants or events of default for the benefit of the holders of debt securities of any series;
•to comply with the applicable procedures of the applicable depositary;
•to make any change that does not adversely affect the rights of any holder of debt securities;
•to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or
•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•waive a redemption payment with respect to any debt security. (Section 9.3)
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:
•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)
No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF DEPOSITARY SHARES
We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. Each depositary share will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement among us, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
The summary of the terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement and our certificate of incorporation and the certificate of designation that are, or will be, filed with the SEC for the applicable series of preferred stock.
Dividends
The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.
Liquidation Preference
In the event of the liquidation, dissolution or winding up of the affairs of Joby, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the applicable prospectus supplement.
Redemption
If the series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.
Voting
Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.
Withdrawal of Preferred Stock
Upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.
Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder of the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.
The deposit agreement will be permitted to be terminated by us upon not less than 30 days prior written notice to the applicable depositary if a majority of each series of preferred stock affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. In addition, the deposit agreement will automatically terminate if (a) all outstanding depositary shares thereunder shall have been redeemed, (b) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding-up of Joby and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (c) each share of the related preferred stock shall have been converted into stock of Joby not so represented by depositary shares.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by such depositary receipt if such charges are not paid. The applicable prospectus supplement will include information with respect to fees and charges, if any, in connection with the deposit or substitution of the underlying securities, the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the underlying security, and the transferring, splitting or grouping of receipts.

The applicable prospectus supplement will also include information with respect to the right to collect the fees and charges, if any, against dividends received and deposited securities.
Miscellaneous
The depositary will forward to the holders of depositary receipts all notices, reports and proxy soliciting material from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any notices, reports and proxy soliciting material received from us which are received by the depositary as the holder of preferred stock. The applicable prospectus supplement will include information about the rights, if any, of holders of receipts to inspect the transfer books of the depositary and the list of holders of receipts.
Neither the depositary nor Joby assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither the depositary nor Joby will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of Joby and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Joby and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.
In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;
•the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;
•the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
•the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;
•the terms of any rights to redeem or call the warrants;
•the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•United States Federal income tax consequences applicable to the warrants; and
•any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.
Holders of equity warrants will not be entitled:
•to vote, consent or receive dividends;
•receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or
•exercise any rights as shareholders of Joby.
Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. Any purchase contracts we issue will be physically settled by delivery of such securities. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•the title of the series of units;
•identification and description of the separate constituent securities comprising the units;
•the price or prices at which the units will be issued;
•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•a discussion of certain United States federal income tax considerations applicable to the units; and
•any other terms of the units and their constituent securities.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
•the price, if any, for the subscription rights;
•the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;
•the number of subscription rights to be issued to each stockholder;
•the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;
•the extent to which the subscription rights are transferable;
•any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and
•if applicable, the material terms of any standby underwriting or purchase arrangement which we may enter into in connection with the offering of subscription rights.
The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•a limited-purpose trust company organized under the New York Banking Law;
•a “banking organization” within the meaning of the New York Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;
•we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any common stock will be listed on the New York Stock Exchange, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
LEGAL MATTERS
Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Joby Aviation, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements of Joby Aviation, Inc. as of December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

Joby Aviation, Inc.

43,985,681 Shares of Common Stock

PROSPECTUS SUPPLEMENT

May 3, 2023